UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

Avita Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39059	85-1021707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford, Suite 220, Valencia, CA 91355		661.367.9170
(Address of principal executive offices, including Zip Code)		(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On November 5, 2020, AVITA Therapeutics, Inc. (the “Company”), announced that David McIntyre notified the Company of his intention to resign as the Company’s Chief Financial Officer in order to pursue life sciences opportunities in his home state of New Jersey. The effective date of his resignation is November 23, 2020. Mr. McIntyre has also agreed to provide consultancy services to the Company through December 31, 2020 so as to support a smooth transition of his responsibilities.

The Company will immediately commence an external search for its next Chief Financial Officer who will be based at the Company’s headquarters in Valencia, CA.

Company’s Vice President of Finance

Mr. McIntyre’s responsibilities as the Company’s principal financial officer and principal accounting officer will transition to Mr. Sean Ekins, the Company’s Vice President of Finance, with effect from November 9, 2020.

There is no family relationship between Mr. Ekins and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer at the Company. The Company has not entered into any transactions with Mr. Ekins that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release of AVITA Therapeutics, Inc. dated November 5, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2020

AVITA THERAPEUTICS, INC.

By:	/s/ Donna Shiroma
Name:	Donna Shiroma
Title:	General Counsel